CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298789 on Form S-6 of our report dated November 2, 2026, relating to the financial statement of FT 13321, comprising Vest Enhanced Large Cap Buffered 15 Portfolio, Series 44, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 2, 2026